Exhibit 99
Press Release

Contact:	Claire M. Gulmi Executive Vice President and Chief Financial Officer (615) 665-1283
AMSURG REPORTS FOURTH-QUARTER NET EARNINGS FROM CONTINUING OPERATIONS OF $0.37 PER DILUTED SHARE ON 24% GROWTH IN REVENUES

ADDS 8 NEW CENTERS FOR THE QUARTER AND 24 FOR THE YEAR
NASHVILLE, Tenn. — (February 19, 2008) — Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the fourth quarter and year ended December 31, 2007. Revenues increased 24% for the quarter to a record $144,455,000 from $116,843,000 for the fourth quarter of 2006. Net earnings from continuing operations increased 20% to $11,735,000 for the latest quarter from $9,770,000 for the fourth quarter of 2006, while net earnings from continuing operations per diluted share grew 16% to $0.37 from $0.32.
     Full-year 2007 revenues were a record $531,085,000, a 16% increase from $455,869,000 for 2006. Net earnings from continuing operations increased 16% to $43,551,000 from $37,387,000. Net earnings from continuing operations per diluted share rose 14% to $1.40 for 2007, which included a negative $0.03 impact from the effect of the Medicare Deficit Reduction Act of 2005, compared with $1.23 for 2006.
     Mr. Holden remarked, “AmSurg produced a strong performance for the fourth-quarter of 2007, with solid fundamental growth in same-facility revenue and a greater-than-anticipated number of new centers. We added eight new centers during the fourth quarter, including six acquisitions and the opening of two de novo centers. These centers drove total new centers for the year to 24, a record performance. Of the eight fourth-quarter centers, five are GI centers and three are multi-specialty. We also disposed of two centers during the fourth quarter. As a result, continuing centers in operation increased to 176 at the end of 2007 from 152 at the same time in 2006. We also completed 2007 with two centers under development, one center awaiting certificate of need certification and four centers under letter of intent. Further, we began 2008 with the completion of two additional GI-center acquisitions effective on the first day of the year.
     “Our revenue growth for the fourth quarter also reflected a 7% increase in same-center revenue. Contributing to this growth, the fourth quarter of 2007 had an additional day compared with the fourth quarter of 2006. In addition, during 2007, we and three of our physician partnerships opened second centers that expand the partnerships’ markets while also serving patients previously served by our original centers. These factors accounted for approximately two percentage points of our same-center revenue growth for the fourth quarter.
     “AmSurg’s operations continued to produce substantial cash flow, totaling $22,808,000 for the fourth quarter, or 1.9 times net earnings from continuing operations, and $79,371,000 for the full-year, or 1.8 times net earnings from continuing operations. This cash flow enabled us to maintain our solid financial position, which included $29,953,000 in cash and cash equivalents at year end and a ratio of long-term debt to total capitalization of 35%. With continued strong cash
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AMSG Reports Fourth-Quarter Results

February 19, 2008
flow from operations and the expansion of our revolving credit facility to $300 million during the fourth quarter of 2007, we are well positioned to fund our center development plans for 2008.”
Based on AmSurg’s financial performance for the fourth-quarter and full-year 2007, as well as its outlook for 2008, the Company today established guidance for 2008 and for the first quarter of the year as follows:
•	Revenues in a range of $600 million to $620 million for 2008.

•	Same-center revenue growth of 3% to 4% for the full year, which includes a negative impact of one percentage point from the effect of the Medicare rule revising the payment system for ASCs, which was effective January 1, 2008.

•	The addition of 12 to 15 centers for the year, including the opening of one de novo center.

•	An effective income tax rate for the year of 39.6%, incorporating the impact of FIN No. 48.

•	Net earnings per diluted share for 2008 in a range of $1.53 to $1.55, including a negative $0.05 impact from the effect of the revised Medicare payment system.

•	Net earnings per diluted share for the first quarter of 2008 in a range of $0.36 to $0.37 per diluted share.
     The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg’s achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.
     Mr. Holden added, “To support our short and long-term growth, while strengthening our position of industry leadership, we have launched a number of wide-ranging initiatives that seek to leverage and enhance our market position, our physician partnerships and our organizational strengths. Among these is a more aggressive approach to center development that goes beyond our traditional primary focus on single-practice, single-specialty centers to include multi-specialty centers, as well as multi-center chains and center networks.
     “In addition, we are very focused on building our brand equity among physicians. Our goal is to continue to build on our reputation as a strategic partner of choice for physicians contemplating or currently involved with an ASC. We see opportunities on several fronts including development of a more robust web-based marketing approach; deployment of a fully integrated information system solution; expansion of R&D to identify and evaluate new technologies, devices and procedures that leverage existing center infrastructure; strengthening of our ability to assist in physician recruitment; and enhancement of our clinical quality data mining efforts. We can significantly increase the value we bring to each partnership by mining our experience across our entire center network to improve best practices, drive same-center volume and increase efficiency.
“We are also focused on improving our organizational efficiency and business operations. We have implemented a new organizational structure to drive greater realization of benefits from our scale in disciplines such as contracting, materials management, clinical services and other
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AMSG Reports Fourth-Quarter Results

February 19, 2008
business operations. Complementing this initiative, we are significantly intensifying our organizational performance management to drive new levels of communication, performance and accountability, as well as employee engagement and satisfaction.
     “In closing, the potential of these initiatives to effect positive and sustainable change is based on the organizational strength of our Company today, its outstanding market position and reputation for quality and integrity and the commitment and skill of its people.”
     AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investor Relations” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on May 19, 2008.
     This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other filings with the Securities and Exchange Commission, including the following risks: changes in the reimbursement system for outpatient surgical procedures under the Medicare program; the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; risks associated with weather and other factors that may affect the Company’s surgery centers located in Florida; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; risks associated with the Company’s status as a general partner of limited partnerships; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the write-off of the impaired portion of intangible assets; and risks associated with the tax deductibility of goodwill. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.
     AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At December 31, 2007, AmSurg owned a majority interest in 176 continuing centers in operation and had two centers under development.
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AMSG Reports Fourth-Quarter Results

February 19, 2008
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Statement of Earnings Data:
Revenues	$144,455	$116,843	$531,085	$455,869

Operating expenses:
Salaries and benefits	41,673	34,503	155,638	135,521
Supply cost	16,851	13,677	61,081	52,445
Other operating expenses	30,128	23,982	108,808	90,066
Depreciation and amortization	5,349	4,525	19,493	17,051

Total operating expenses	94,001	76,687	345,020	295,083

Operating income	50,454	40,156	186,065	160,786
Minority interest	28,144	22,445	105,003	92,001
Interest expense, net	2,895	2,013	9,777	7,665

Earnings from continuing operations before income taxes	19,415	15,698	71,285	61,120
Income tax expense	7,680	5,928	27,734	23,733

Net earnings from continuing operations	11,735	9,770	43,551	37,387

Discontinued operations:
Earnings from operations of discontinued interests in surgery centers, net of income tax (benefit) expense	93	185	294	815
Gain (loss) on disposal of discontinued interests in surgery centers, net of income tax expense (benefit)	888	(407)	330	(463)

Net earnings (loss) from discontinued operations	981	(222)	624	352

Net earnings	$12,716	$9,548	$44,175	$37,739

Basic earnings per common share:
Net earnings from continuing operations	$0.38	$0.33	$1.42	$1.25
Net earnings	$0.41	$0.32	$1.44	$1.27
Diluted earnings per common share:
Net earnings from continuing operations	$0.37	$0.32	$1.40	$1.23
Net earnings	$0.40	$0.31	$1.42	$1.24

Weighted average number of shares and share equivalents (000’s):
Basic	31,110	29,924	30,619	29,822
Diluted	31,644	30,477	31,102	30,398

Operating Data:
Continuing centers in operation at end of period	176	152	176	152
Centers under development/not opened at end of period	2	5	2	5
Development centers awaiting CON approval at end of period	1	—	1	—
Centers under letter of intent	4	10	4	10
Average number of centers in operation	173	151	164	146
Average revenue per center	$835	$775	$3,231	$3,121
Same center revenues increase	7%	3%	4%	5%
Procedures performed during the period	264,713	212,607	980,858	838,514
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations	$11,735	$9,770	$43,551	$37,387
Add: income tax expense	7,680	5,928	27,734	23,733
Add: interest expense, net	2,895	2,013	9,777	7,665
Add: depreciation and amortization	5,349	4,525	19,493	17,051

EBITDA	$27,659	$22,236	$100,555	$85,836

(1)	EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.
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AMSG Reports Fourth-Quarter Results

February 19, 2008
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands)

	Dec. 31,	Dec. 31,
Balance Sheet Data:	2007	2006
Assets

Current assets:
Cash and cash equivalents	$29,953	$20,083
Accounts receivable, net of allowance of $8,310 and $6,628 respectively	61,284	51,546
Supplies inventory	6,882	6,183
Deferred income taxes	1,354	915
Prepaid and other current assets	18,509	15,276

Total current assets	117,982	94,003

Long-term receivables and deposits	1,653	4,091
Property and equipment, net	104,874	89,175
Intangible assets, net	557,125	402,763

Total assets	$781,634	$590,032

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$5,781	$3,367
Accounts payable	12,703	11,098
Accrued salaries and benefits	12,415	11,534
Other accrued liabilities	2,291	1,413
Current income taxes payable	1,000	—

Total current liabilities	34,190	27,412

Long-term debt	216,822	123,948
Deferred income taxes	41,990	39,350
Other long-term liabilities	15,401	3,873
Minority interest	62,006	52,341
Shareholders’ equity:
Common stock, no par value 70,000,000 shares authorized, 31,202,629 and 29,933,932 shares outstanding, respectively	172,536	143,077
Accumulated other comprehensive loss, net of income taxes	(1,437)	(470)
Retained earnings	240,126	200,501

Total shareholders’ equity	411,225	343,108

Total liabilities and shareholders’ equity	$781,634	$590,032

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AMSG Reports Fourth-Quarter Results

February 19 ,2008
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
Statement of Cash Flow Data:	2007	2006	2007	2006
Cash flows from operating activities:
Net earnings	$12,716	$9,548	$44,175	$37,739
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Minority interest	27,711	22,445	105,003	92,001
Distributions to minority partners	(28,240)	(23,875)	(103,545)	(90,668)
Depreciation and amortization	5,207	4,525	19,493	17,051
Net (gain) loss on sale and impairment of long-lived assets	(794)	1	724	92
Share-based compensation	1,236	1,517	4,560	7,030
Excess tax benefit from share-based compensation	(513)	(18)	(3,322)	(1,070)
Deferred income taxes	1,883	2,075	8,063	5,918
Decrease (increase) in cash and cash equivalents, net of effects of acquisition and dispositions, due to changes in:
Accounts receivable, net	2,298	1,572	(2,300)	(1,939)
Supplies inventory	(176)	(183)	47	(391)
Prepaid and other current assets	(4,176)	(1,039)	(2,958)	(383)
Accounts payable	1,303	2,340	962	1,382
Accrued expenses and other liabilities	3,730	(1,555)	8,128	4,040
Other, net	623	471	341	1,219

Net cash flows provided by operating activities	22,808	17,824	79,371	72,021

Cash flows from investing activities:
Acquisition of interest in surgery centers	(78,008)	(7,218)	(162,777)	(57,029)
Acquisition of property and equipment	(8,107)	(4,865)	(24,640)	(18,468)
Proceeds from sale of surgery center	3,548	479	5,433	1,076
Decrease in long-term receivables	698	684	2,616	2,627

Net cash flows used in investing activities	(81,869)	(10,920)	(179,368)	(71,794)

Cash flows form financing activities:
Proceeds from long-term borrowings	87,052	12,679	178,316	98,855
Repayment on long-term borrowings	(22,815)	(21,104)	(89,712)	(103,370)
Proceeds from issuance of common stock upon exercise of stock options	4,209	258	17,661	3,048
Proceeds from capital contributions by minority partners	326	38	480	177
Excess tax benefit from share-based compensation	513	18	3,322	1,070
Financing cost incurred	(193)	(21)	(200)	(420)

Net cash flows provided (use) by financing activities	69,092	(8,132)	109,867	(640)

Net increase (decrease) in cash and cash equivalents	10,031	(1,228)	9,870	(413)
Cash and cash equivalents, beginning of period	19,922	21,311	20,083	20,496

Cash and cash equivalents, end of period	$29,953	$20,083	$29,953	$20,083

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AMSG Reports Fourth-Quarter Results

February 19, 2008
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(In thousands)
Presented below is certain statement of earnings and operating data for prior quarterly periods in 2007, which have been restated in order to include additional discontinued operations.

				For the Nine
	For the Three Months Ended			Months Ended
	March 31,	June 30,	Sept. 30,	Sept. 30,
Statement of Earnings Data:	2007	2007	2007	2007
Revenues	$125,545	$130,145	$130,940	$386,630

Operating expenses:
Salaries and benefits	37,782	37,597	38,586	113,965
Supply cost	14,172	14,780	15,278	44,230
Other operating expenses	24,556	27,614	26,510	78,680
Depreciation and amortization	4,632	4,681	4,831	14,144

Total operating expenses	81,142	84,672	85,205	251,019

Operating income	44,403	45,473	45,735	135,611

Minority interest	25,166	25,834	25,859	76,859
Interest expense, net	2,480	2,192	2,210	6,882

Earnings from continuing operations before income taxes	16,757	17,447	17,666	51,870
Income tax expense	6,659	6,537	6,858	20,054

Net earnings from continuing operations	10,098	10,910	10,808	31,816

Discontinued operations:
Earnings from operations of discontinued interests in surgery centers, net of income tax expense	179	135	(113)	201
Gain on disposal of discontinued interests in surgery centers, net of income tax expense	—	147	(705)	(558)

Net earnings from discontinued operations	179	282	(818)	(357)

Net earnings	$10,277	$11,192	$9,990	$31,459

Basic earnings per common share:
Net earnings from continuing operations	$0.34	$0.36	$0.35	$1.04
Net earnings	$0.34	$0.37	$0.32	$1.03
Diluted earnings per common share:
Net earnings from continuing operations	$0.33	$0.35	$0.35	$1.03
Net earnings	$0.34	$0.36	$0.32	$1.02

Weighted average number of shares and share equivalents (000’s):
Basic	30,046	30,541	30,778	30,455
Diluted	30,505	31,085	31,175	30,922

Operating Data:

Procedures	231,324	239,807	245,014	716,145
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations	$10,098	$10,910	$10,808	$31,816
Add: income tax expense	6,659	6,537	6,858	20,054
Add: interest expense, net	2,480	2,192	2,210	6,882
Add: depreciation and amortization	4,632	4,681	4,831	14,144

EBITDA	$23,869	$24,320	$24,707	$72,896

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AMSG Reports Fourth-Quarter Results

February 19, 2008
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(In thousands)
Presented below is certain statement of earnings and operating data for 2006, which have been restated in order to present additional discontinued operations.

					For the Year
	For the Three Months Ended				Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Statement of Earnings Data:	2006	2006	2006	2006	2006
Revenues	$110,320	$116,545	$112,161	$116,843	$455,869

Operating expenses:
Salaries and benefits	33,914	33,792	33,312	34,503	135,521
Supply cost	12,313	13,708	12,747	13,677	52,445
Other operating expenses	21,024	22,308	22,752	23,982	90,066
Depreciation and amortization	4,053	4,224	4,249	4,525	17,051

Total operating expenses	71,304	74,032	73,060	76,687	295,083

Operating income	39,016	42,513	39,101	40,156	160,786

Minority interest	23,357	24,251	21,948	22,445	92,001
Interest expense, net	1,694	2,040	1,918	2,013	7,665

Earnings from continuing operations before income taxes	13,965	16,222	15,235	15,698	61,120
Income tax expense	5,474	6,359	5,972	5,928	23,733

Net earnings from continuing operations	8,491	9,863	9,263	9,770	37,387

Discontinued operations:
Earnings (loss) from operations of discontinued interest in surgery centers, net of income taxes	234	241	155	185	815
Loss on disposal of discontinued interests in surgery centers, net of income tax benefit	—	—	(56)	(407)	(463)

Net earnings (loss) from discontinued operations	234	241	99	(222)	352

Net earnings	$8,725	$10,104	$9,362	$9,548	$37,739

Basic earnings per common share:
Net earnings from continuing operations	$0.29	$0.33	$0.31	$0.33	$1.25
Net earnings	$0.29	$0.34	$0.31	$0.32	$1.27
Diluted earnings per common share:
Net earnings from continuing operations	$0.28	$0.32	$0.30	$0.32	$1.23
Net earnings	$0.29	$0.33	$0.31	$0.31	$1.24

Weighted average number of shares and share equivalents (000’s):
Basic	29,693	29,794	29,875	29,924	29,822
Diluted	30,219	30,472	30,423	30,477	30,398

Operating Data:

Procedures	207,669	213,272	204,966	212,607	838,514
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations	$8,491	$9,863	$9,263	$9,770	$37,387
Add: income tax expense	5,474	6,359	5,972	5,928	23,733
Add: interest expense, net	1,694	2,040	1,918	2,013	7,665
Add: depreciation and amortization	4,053	4,224	4,249	4,525	17,051

EBITDA	$19,712	$22,486	$21,402	$22,236	$85,836

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